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                                  EXHIBIT 23
                    WELLS FARGO & COMPANY AND SUBSIDIARIES
                        CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors of Wells Fargo & Company:

     We consent to the incorporation by reference in the Registration Statements noted below on Forms S-3 and S-8 of Wells Fargo & Company of our report dated January 21, 1997, relating to the consolidated balance sheet of Wells Fargo & Company and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report is incorporated by reference in the December 31, 1996 Annual Report on Form 10-K of Wells Fargo & Company.

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 Registration
Statement Number      Form                          Description
----------------      ----                          -----------

333-1051              S-8     Employee Stock Purchase Plan

33-7274, 33-40781     S-8     Equity Incentive Plans

33-26052, 33-41731    S-8     Director Option Plans

2-93338               S-8     Tax Advantage Plan and Tax Advantage Plan Sales by Wells
                              Fargo Bank

33-54441              S-8     Long-Term Incentive Plan

2-88534, 33-47434     S-3     Dividend Reinvestment and Common Stock Purchase and Share
                              Custody Plan

33-60573              S-3     Shelf registration of senior and subordinated debt securities, preferred stock, depositary shares and common stock

33-64575              S-8     Common stock issuable under employee stock and option plans of First Interstate Bancorp assumed in the acquisition

333-10469             S-3     Shelf registration of senior and subordinated debt securities, preferred stock, depositary shares and common stock

333-15253             S-3     Shelf registration of senior and subordinated debt securities, preferred stock, depositary shares and common stock

333-02801             S-3     Employee Savings Plan of First Interstate Bancorp

                                    KPMG PEAT MARWICK LLP
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San Francisco, California
March 14, 1997